Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of FLJ Group Limited (formerly Q&K International Group Limited) on the Amendment No.2 to Form F-3 (File No: 333-258187) of Marcum Bernstein & Pinchuk LLP’s report dated February 15, 2022 (Marcum Bernstein & Pinchuk LLP is now known as Marcum Asia CPAs LLP), which includes an explanatory paragraph as to the company’s ability to continue as a going concern, with respect to our audits of the consolidated financial statements of Q&K International Group Limited (now known as FLJ Group Limited) as of September 30, 2021 and 2020, and for each of the two years in the period ended September 30, 2021 appearing in the Annual Report on Form 20-F of Q&K International Group Limited (now known as FLJ Group Limited) for the year ended September 30, 2021. We also consent to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

(Formerly Marcum Bernstein & Pinchuk LLP)

New York, NY

September 29, 2022

NEW YORK OFFICE • 7 Penn Plaza • Suite 830 • New York, New York • 10001

Phone 646.442.4845 • Fax 646.349.5200 • www.marcumasia.com